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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date  of  Report  (Date  of  earliest  event  reported):  May  27,  2003


                             MAN  SANG  HOLDINGS,  INC.
          (Exact  name  of  registrant  as  specified  in  its  charter)


       NEVADA                          000-20877               87-0539570
(State  or other                  (Commission File            (IRS Employer
jurisdiction  of  incorporation)      Number)              Identification  No.)

     21ST Floor, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong SAR
              (Address of principal executive offices)           (Zip Code)


Registrant's  telephone  number,  including  area  code:  (852)  2317  5300



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ITEM  5.  OTHER  EVENTS  AND  REQUIRED  FD  DISCLOSURE

On May 27, 2003, the Company launched a small shareholder buyout program to purchase shares of the Company's common stock from shareholders who, on May 27, 2003, owned 99 or fewer shares. These shareholders can sell their shares directly to the Company without having to pay any brokerage commission or incurring any other transaction charges. The purchase price for the shares will be the average of the closing prices reported on the Over-the-Counter Bulletin Board from May 27, 2003 through and including June 26, 2003. Payment for shares properly tendered is expected to be mailed on or about July 10, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         MAN  SANG  HOLDINGS,  INC.

Date:     May  29,  2003
                         By  _____________________________
                         Cheng Chung Hing, Ricky, Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer





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